UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 18, 2012

(Date of earliest event reported)

First Financial Service Corporation

(Exact name of registrant as specified in its charter)

Securities and Exchange Commission File Number: 0-18832

KENTUCKY	61-1168311
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

2323 Ring Road, Elizabethtown, Kentucky, 42701

(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code: (270) 765-2131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The annual meeting of shareholders of First Financial Service Corporation that was to be held on May 16, 2012, has been adjourned and will reconvene at 5:00 p.m. on June 20, 2012 at the Company’s main office, 2323 Ring Road, Elizabethtown, Kentucky. Notice of the resumption of the meeting is expected to be mailed on May 24, 2012 to all of the Company’s shareholders of record as of the close of business on March 15, 2012, the record date for the annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL SERVICE CORPORATION

Date: May 18, 2012	By:	/s/ Gregory S. Schreacke
Gregory S. Schreacke President